UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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 FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 24, 2012
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FMC CORPORATION
(Exact name of registrant as specified in its charter)
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Delaware	1-2376	94-0479804
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1735 Market Street Philadelphia, Pennsylvania		19103
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 215-299-6000
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Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-2 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 3.03.    Material Modifications to Rights of Security Holders.
The information set forth in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On April 24, 2012, at the 2012 Annual Meeting of Stockholders (the “Annual Meeting”) of FMC Corporation (the “Company”), the Company's stockholders approved an amendment to the Company's Restated Certificate of Incorporation to increase the number of authorized shares of the Company's Common Stock from 130 million to 260 million (the “Share Increase Amendment”). The Share Increase Amendment replaces Section (a) of Article Fourth of the Restated Certificate of Incorporation with the following language:
“The total number of shares of stock which the Corporation shall have authority to issue is 265,000,000 shares, consisting of 260,000,000 shares of Common Stock, par value $.10 per share, and 5,000,000 shares of Preferred Stock, without par value.”

Item 5.07.    Submission of Matters to a Vote of Security Holders.
(a)      We held our annual meeting of stockholders on April 24, 2012 (the “Annual Meeting”); 69,112,173 shares of common stock were entitled to be voted; 61,764,937 shares were voted in person or by proxy.
(b)      At the Annual Meeting, Eduardo E. Cordeiro, Peter D'Aloia, C. Scott Greer, Paul J. Norris and William H. Powell were each duly nominated for, and elected by the stockholders to our Board of Directors (the “Board”). These individuals will serve on our Board along with Pierre Brondeau, Dirk A. Kempthorne, Edward J. Mooney, Robert C. Pallash and Vincent R. Volpe, Jr., each of whose terms continued after the Annual Meeting. The number of votes cast for, withhold, abstained, and the number of broker non-votes with respect to each nominee is set forth below:

Nominee	For	Withhold	Abstain	Broker Non-Votes
Eduardo E. Cordeiro	57,527,738	1,087,069	19,519	3,130,611
Peter D'Aloia	57,250,663	1,363,123	20,540	3,130,611
C. Scott Greer	57,159,221	1,456,460	18,645	3,130,611
Paul J. Norris	57,218,390	1,396,020	19,916	3,130,611
William H. Powell	57,416,160	1,198,323	19,843	3,130,611

(c)
At the Annual Meeting, the stockholders also voted on the ratification of the Audit Committee's approval for the continuing service of KPMG LLP as the company's independent registered public accounting firm for the fiscal year ending December 31, 2012. The number of votes cast for, against and abstained with respect to this proposal is set forth below:

For	Against	Abstain
59,936,434	1,774,829	53,674

(d)
At the Annual Meeting, the stockholders also voted, in a non-binding advisory vote, to approve the compensation of the Company's named executive officers as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange. The number of votes cast for, against and abstained, and the number of broker non-votes, with respect to this proposal is set forth below:

For	Against	Abstain	Broker Non-Votes
56,069,647	2,178,663	386,016	3,130,611

(e)
At the Annual Meeting, the stockholders recommended that the Company's Restated Certificate of Incorporation be amended to increase the number of authorized shares of Common Stock. The number of votes cast for, against and abstained with respect to this proposal is set forth below:

For	Against	Abstain
49,513,743	12,184,639	66,555

(f)
At the Annual Meeting, the stockholders also voted, in a non-binding advisory vote, to approve the stockholder proposal to declassify the Board of Directors. The number of votes cast for, against and abstained, and the number of broker non-votes, with respect to this proposal is set forth below:

For	Against	Abstain	Broker Non-Votes
48,460,272	10,050,918	123,136	3,130,611

Item 8.01.    Other Events.
On April 24, 2012, after the stockholders approved the Share Increase Amendment at the Annual Meeting, the Company's Board of Directors declared a two-for-one split of its common stock to be effected in the form of a distribution payable on May 24, 2012 to stockholders of record of its common stock as of the close of business on May 11, 2012. Trading in the common stock will begin on a post-split adjusted basis on May 25, 2012.
In addition, the Company's Board of Directors declared a regular quarterly dividend of 9 cents per share, after giving effect to the stock split, payable on July 19, 2012, to stockholders of record at the close of business on June 29, 2012.
A copy of the press release announcing these events is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
99.1	Press Release, dated as of April 24, 2012.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FMC CORPORATION (Registrant)

Date: April 24, 2012	By:	S/ Thomas C. Deas, Jr
Thomas C. Deas, Jr. Vice President and Treasurer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, dated as of April 24, 2012.